Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 5 to Registration Statement on Form S-1 of Next Bridge Hydrocarbons, Inc. (the “Company”) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated December 10, 2025, relating to the audit of the consolidated financial statements of the Company for the years ending December 31, 2023 and 2024 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Certified Public Accountants The Woodlands TX January 23, 2026